Exhibit 10.10

DIRECTORS’ DEFERRED COMPENSATION PLAN II

Adopted Effective as of

January 1, 2005

ARTICLE I

Definitions

As used in this Plan, the following terms shall have the meanings herein specified:

1.1 Business Combination - shall have the meaning provided herein at Section 1.3(c).

1.2 Cash Unit - shall mean the entry in a Deferred Compensation Account of a credit equal to One Dollar ($1.00).

1.3 Change in Control - shall mean the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (c)(2) and (c)(3) of this definition;

(b) Individuals who, as of January 1, 2005, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

1.4 Change in Control Election - shall have the meaning provided herein at Section 7.1

1.5 Committee - shall mean the Governance Committee of the Board of Directors of Sunoco, Inc.

1.6 Company - shall mean Sunoco, Inc., a Pennsylvania corporation. The term “Company” shall include any successor to Sunoco, Inc., any subsidiary or affiliate which has adopted the Plan, or a corporation succeeding to the business of Sunoco, Inc., or any subsidiary or affiliate by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

1.7 Compensation - shall mean those fees and retainers payable by the Company to a Participant in consideration for his or her service as a Director.

1.8 Deferred Compensation Account - shall mean, with respect to any Participant, the total amount of the Company’s liability for payment of voluntary deferred compensation to the Participant under this Plan, including any accumulated interest and/or Dividend Equivalents.

1.9 Deferred Payment Election Form - shall mean and refer to the written election by a Participant, in the form prescribed by the Committee, to voluntarily defer the payment of all or a portion of such Participant’s Compensation under this Plan pursuant to Article II hereof.

1.10 Director - shall mean a member of the Board of Directors of Sunoco, Inc.

1.11 Dividend Equivalent - shall mean the entry in a Deferred Compensation Account or a Restricted Deferred Compensation Account of a dividend credit with respect to a Share Unit, each Dividend Equivalent being equal to the dividend paid from time to time on a Share.

1.12 Form of Continuing Deferral - shall mean and refer to the written commitment by a Participant, in the form prescribed by the Committee, to mandatorily defer the payment of all of the Yearly Credit awarded to such Participant under this Plan pursuant to Article IV hereof.

1.13 Incumbent Board - shall have the meaning provided herein at Section 1.3(b).

1.14 Interest Equivalent - shall mean the entry in a Deferred Compensation Account of an interest credit with respect to a Cash Unit, compounded on the basis of the balance in the Participant’s Deferred Compensation Account, applying the interest factor approved by the Committee each year for such purpose.

1.15 Outstanding Company Common Stock - shall have the meaning provided herein at Section 1.3(a).

1.16 Outstanding Company Voting Securities - shall have the meaning provided herein at Section 1.3(a).

1.17 Participant - shall mean a Director who has elected to defer the receipt of compensation or a Director who is required to defer the receipt of the Restricted Share Units in accordance with the terms of this Plan.

1.18 Person - shall have the meaning provided herein at Section 1.3(a).

1.19 Plan - shall mean this Directors’ Deferred Compensation Plan II, as it may be amended from time to time, and shall be effective for deferrals of Compensation pursuant to Article III and crediting of Restricted Share Units pursuant to Article IV, for periods beginning after December 31, 2004.

1.20 Restricted Deferred Compensation Account - shall mean, with respect to any Participant, the total amount of the Company’s liability for payment of Restricted Share Units to the Participant under this Plan.

1.21 Restricted Share Unit - shall mean the entry in a Restricted Deferred Compensation Account of a credit equal to one Share that will be restricted until death, retirement or termination of Board service.

1.22 Share - shall mean a share of the Company’s authorized voting Common Stock ($1.00 par value per share) and any share or shares of stock of the Company hereafter issued or issuable in substitution or exchange for each such share.

1.23 Share Unit - shall mean the entry in a Deferred Compensation Account of a credit equal to one Share.

ARTICLE II

Voluntary Deferral of Directors’ Compensation

2.1 Election to Defer. Prior to the beginning of each calendar year beginning after December 31, 2004, a Participant may elect to defer all or a portion of the Compensation attributable to services to be performed by the Participant in the next succeeding calendar year, by filing a written notice of election with the Committee on the form(s) prescribed by the Committee. Any such deferral election shall apply only to Compensation attributable to services to be performed on or after the first day of the calendar year following the calendar year in which the election is received by the Committee. An election to defer, made in accordance with this Article II shall be irrevocable as of December 31 of the year preceding the calendar year in which the Participant earns the Compensation. All elections made by Directors on or before December 31, 2004 with respect to Compensation earned in calendar year 2005 shall be treated as made under the Plan (and not under the Directors’ Deferred Compensation Plan I), and such elections to the extent inconsistent with the terms of the Plan, shall be limited by and administered in accordance with, the terms of the Plan. A separate election form shall be filed for each calendar year. The deferral election form(s) also will permit the Participant to specify:

(a) the percentage of Compensation to be deferred;

(b) the form of deferral, being either Cash Units, Share Units, or a combination of the two and the percentage allocations of such; and

(c) the designation of a beneficiary as set forth in Article V.

2.2 Amount of Deferral. The amount of Compensation to be deferred shall be designated by the Participant as a percentage of the Director’s Compensation in multiples of five percent (5%) but shall not be less than ten percent (10%).

2.3 Time of Election. An election to defer must be filed and received by the Committee by the end of the calendar year preceding the calendar year in which the services are performed to which the Compensation is attributable. A new Director may also elect to defer Compensation attributable to his or her first year of Board service prior to the commencement of his or her term in office, and such election shall be irrevocable as of the date immediately preceding such Director’s commencement of his or her term in office.

ARTICLE III

Voluntary Deferred Compensation Accounts

3.1 Creation of Voluntary Deferred Compensation Accounts. Compensation deferred hereunder shall be credited to a Deferred Compensation Account established by the Company for each Participant. The Participant must elect to convert the deferred compensation to either Cash Units or Share Units, which shall be credited to a Participant’s Deferred Compensation Account as set forth in the Plan.

3.2 Crediting Share Units. Share Units shall be credited to a Participant’s Deferred Compensation Account at the time the Compensation would otherwise have been paid had no election to defer been made. The number of Share Units to be credited to the Deferred Compensation Account shall be determined by dividing the Compensation by the average closing price for Shares as published in the Wall Street Journal under the caption “New York Stock Exchange Composite Transactions” for the period of ten (10) trading days immediately prior to the day on which the Compensation would otherwise have been paid. Any fractional Share Units shall also be credited to a Participant’s Deferred Compensation Account. The number of Share Units in a Deferred Compensation Account shall be appropriately adjusted by the Committee in the event of changes in the Company’s outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, and such adjustments shall be conclusive. Share Units shall not entitle any person to the rights of a stockholder.

3.3 Crediting Cash Units. Cash Units shall be credited to a Participant’s Deferred Compensation Account at the time Compensation would otherwise have been paid had no election to defer been made.

3.4 Crediting Dividend Equivalents. For Share Units, the Company shall credit the Participant’s Deferred Compensation Account with Dividend Equivalents being equal to the dividends declared on the Company’s Shares. The crediting shall occur as of the date on which said dividends are paid. The number of Share Units to be credited to the Deferred Compensation

Account shall be calculated by dividing the Dividend Equivalents by the average closing price for Shares as published in the Wall Street Journal (under the caption “New York Stock Exchange Composite Transactions”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to the day on which the dividends are paid on the Company’s Shares. Any fractional Share Units shall also be credited to a Participant’s Deferred Compensation Account.

3.5 Crediting Interest Equivalents. For Cash Units credited to their Deferred Compensation Accounts, the Company shall credit the Participant’s Deferred Compensation Account on a quarterly basis with an Interest Equivalent.

3.6 Share Unit Conversion. Immediately upon termination of Board service, and so prior to the commencement of any payout or distribution of any amounts hereunder, a Participant may make a one-time election to convert to Cash Units all or a portion of the balance of Share Units in such Participant’s Deferred Compensation Account. Any Share Units so converted to Cash Units as a result of this one-time conversion election shall be valued at the average closing price for Shares as published in the Wall Street Journal (under the caption “New York Stock Exchange Composite Transactions”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to such one-time conversion election.

3.7 Time of Payment. Except as provided in Article VII hereof, all payments of a Participant’s Deferred Compensation Account shall be made on the first day of the calendar year following the date of the Participant’s separation from Board service. Upon the death of a Director or former Director prior to the final payment of all amounts credited to his or her Deferred Compensation Account, the balance of his or her Deferred Compensation Account shall be paid in accordance with Article V, on the later of the first day of the calendar year following the year of death, or the date that is thirty (30) days after the Participant’s death.

Notwithstanding the foregoing, and except as provided in Article VII, in no event shall any payment or distribution be made within six (6) months of the Compensation being earned or awarded.

3.8 Method of Payment. A Participant in this portion of the Plan shall receive payment in a lump sum in cash all deferred compensation credited to such Participant’s Deferred Compensation Account. Share Units credited to the Participant’s Deferred Compensation Account shall be valued at the average closing price for Shares as published in the Wall Street Journal (under the caption “New York Stock Exchange Composite Transactions”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to each new calendar year.

ARTICLE IV

Restricted Deferred Compensation Accounts

4.1 Creation of Restricted Deferred Compensation Accounts. Compensation deferred under this Article IV shall be credited to a Restricted Deferred Compensation Account established by the Company for each Participant.

4.2 Crediting Share Units. If the Committee elects to do so, prior to the year for which the amount will be credited, for each year beginning after December 31, 2004, in conjunction with either the Participant’s election or re-election to the Board, a yearly dollar amount (“Yearly Credit”) will be credited to a Participant’s Restricted Deferred Compensation Account in the form of Restricted Share Units. The number of Restricted Share Units credited to a Participant’s Restricted Deferred Compensation Account shall be determined by dividing the Yearly Credit by the average closing price for Shares as published in the Wall Street Journal (under the caption “New York Stock Exchange Composite Transactions”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to the Company’s annual meeting. Any fractional Restricted Share Units shall also be credited to a Participant’s Restricted Deferred Compensation Account. The number of Restricted Share Units in a Restricted Deferred Compensation Account shall be appropriately adjusted by the Committee in the event of changes in the Company’s outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, and such adjustments shall be conclusive. Restricted Share Units shall not entitle any person to the rights of a stockholder.

4.3 Crediting Dividend Equivalents. The Company shall credit the Participant’s Restricted Deferred Compensation Account with Dividend Equivalents being equal to the dividends declared on the Company’s Shares. The crediting shall occur as of the date on which said dividends are paid. The number of Restricted Share Units to be credited to the Restricted Deferred Compensation Account shall be calculated by dividing the Dividend Equivalents by the average closing price for Shares as published in the Wall Street Journal (under the caption “New York Stock Exchange Composite Transactions”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to the day on which the dividends are paid on the Company’s Shares. Any fractional Restricted Share Units shall also be credited to a Participant’s Restricted Deferred Compensation Account.

4.4 Restricted Share Unit Conversion. Immediately upon termination of Board service, and so prior to the commencement of any payout or distribution of any amounts hereunder, a Participant may make a one-time election to convert to Cash Units all or a portion of the balance of Restricted

Share Units in such Participant’s Restricted Deferred Compensation Account. Any Restricted Share Units so converted to Cash Units as a result of this one-time conversion election shall be valued at the average closing price for Shares as published in the Wall Street Journal (under the caption “New York Stock Exchange Composite Transactions”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to such one-time conversion election.

4.5 Time of Payment. All payments of a Participant’s Restricted Deferred Compensation Account shall be made on the first day of the year following the date of the Participant’s separation from Board service. Upon the death of a Director or former Director, prior to the final payment of all amounts credited to his or her Restricted Deferred Compensation Account, the balance of the Restricted Deferred Compensation Account shall be paid in accordance with Article V, commencing on the later of the first day of the calendar year following the year of death or the date that is thirty (30) days after the Participant’s death.

Notwithstanding the foregoing, in no event, however, shall any payment or distribution be made within the six (6) months of the Compensation being earned.

4.6 Method of Payment. Participant shall receive payment in a lump sum in cash all deferred compensation credited to the Participant’s Restricted Deferred Compensation Account. Share Units credited to the Participant’s Restricted Deferred Compensation Account shall be valued at the average closing price for Shares as published in the Wall Street Journal (under the caption “New York Stock Exchange Composite Transactions”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to each new calendar year.

ARTICLE V

Designation of Beneficiaries

5.1 Designation of Beneficiary. The Participant shall name one or more beneficiaries and contingent beneficiaries to receive any payments due Participant at the time of death. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Committee during the lifetime of such Participant. A subsequent beneficiary designation will cancel all beneficiary designations signed and filed earlier under this Plan, and such new beneficiary designation shall be applied to all amounts previously credited to the Participant’s Deferred Compensation Account (or Restricted Deferred Compensation Account, as the case may be), as well as to any amounts to be credited to such Participant’s Deferred Compensation Account (or Restricted Deferred Compensation Account, as the case may be), prospectively. In case of a failure of designation, or the death of the designated beneficiary without a designated successor, distribution shall be paid in one lump sum to the estate of the Participant.

5.2 Spouse’s Interest. The interest in any amounts hereunder of a spouse who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

5.3 Survivor Benefits. Upon the Participant’s death, any balances in the Participant’s Deferred Compensation Account and Restricted Deferred Compensation Account shall be paid in a lump sum to the designated beneficiary(ies).

ARTICLE VI

Source of Payments

All payments of deferred compensation shall be paid in cash from the general funds of the Company and the Company shall be under no obligation to segregate any assets in connection with the maintenance of a Deferred Compensation Account or Restricted Deferred Compensation Account, nor shall anything contained in this Plan nor any action taken pursuant to the Plan create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Participant. Title to the beneficial ownership of any assets, whether cash or investments, which the Company may designate to pay the amount credited to the Deferred Compensation Account or a Restricted Deferred Compensation Account shall at all times remain in the Company and Participant shall not have any property interest whatsoever in any specific assets of the Company. Participant’s interest in the Deferred Compensation Account or a Restricted Deferred Compensation Account shall be limited to the right to receive payments pursuant to the terms of this Plan and such rights to receive shall be no greater than the right of any other unsecured general creditor of the Company.

ARTICLE VII

Change in Control

7.1 Effect of Change in Control on Payment. Anything to the contrary in this Plan notwithstanding, at any time prior to the calendar year in which the services are performed to which Compensation is attributable, a Participant may make an election (a “Change in Control Election”) to receive, in a single lump sum payment, upon the occurrence of a Change in Control (provided that the Change in Control also is a change in control for purposes of IRC

Section 409A, as amended, and the regulations issued thereunder), the balance of his or her Deferred Compensation Account and Restricted Deferred Compensation Account attributable to such Compensation, determined as of the valuation date immediately preceding the Change in Control.

7.2 Amendment on or after Change in Control. On or after a Change in Control, or before, but in connection with, a Change in Control, no action, including by way of example and not of limitation, the amendment, suspension or termination of the Plan, shall be taken which would adversely affect the rights of any Participant or the operation of this Article VII with respect to the balance in the Participant’s Accounts immediately before such action.

7.3 Attorney’s Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the plan after a Change in Control. The Participant shall reimburse the Company for such fees and expenses at such time as a court of competent jurisdiction, or another independent third party having similar authority, determines that the Participant’s claim was frivolously brought without reasonable expectation of success on the merits thereof.

ARTICLE VIII

Amounts Taxable under IRC Section 409A

Upon a determination that any amounts deferred under the Plan are included in the gross income of a Participant pursuant to IRC Section 409A, as amended, and the regulations issued thereunder, such amounts shall be distributed to the Participant.

ARTICLE IX

Nonalienation of Benefits

Participant shall not have the right to sell, assign, transfer or otherwise convey or encumber in whole or in part the right to receive any payment under this Plan except in accordance with Article V.

ARTICLE X

Acceptance of Terms

The terms and conditions of this Plan shall be binding upon the heirs, beneficiaries and other successors in interest of Participant to the same extent that said terms and conditions are binding upon the Participant.

ARTICLE XI

Administration of the Plan

The Plan shall be administered by the Committee, which may make such rules and regulations and establish such procedures for the administration of this Plan as it deems appropriate. In the event of any dispute or disagreements as to the interpretation of this Plan or of any rule, regulation or procedure or as to any questioned right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons.

ARTICLE XII

Termination and Amendment

The Plan may be terminated at any time by the Board of Directors of Sunoco, Inc. and may be amended at any time by the Committee provided, however, that no such amendment or termination shall adversely affect the rights of Participants or their beneficiaries with respect to amounts credited to Deferred Compensation Accounts or Restricted Deferred Compensation Accounts prior to such amendment or termination, without the written consent of the Participant.

ARTICLE XIII

Construction

In the case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect the remaining provisions shall be construed in order to effectuate the purposes hereof and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

ARTICLE XIII

Governing Law

This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.